Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PRIVATEBANCORP, INC.

         PrivateBancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation by the unanimous vote of its members at a meeting duly held and constituted on February 26, 2004, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for such amendment to be considered at the 2004 annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, the first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation would be amended to read as follows:

                           "The total number of shares of stock which the
                  Corporation shall have authority to issue is forty million (40,000,000) divided into two classes as follows: one million (1,000,000) of which shall be Preferred Stock, without par value, and thirty-nine million (39,000,000) of which shall be Common Stock, without par value."

         SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed this 22nd day of April, 2004.

                                         PRIVATEBANCORP, INC.


                                         By: /s/ Dennis Klaeser
                                            ------------------------------------
                                         Name:  Dennis Klaeser
                                         Title: Chief Financial Officer